UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 8, 2005

CANCERVAX CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (I.R.S. Employer Identification No.)

2110 Rutherford Road
Carlsbad, California 92008
(Address of Principal Executive Offices)

(760) 494-4200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

     CancerVax Corporation hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission of February 14, 2005 to read in its entirety as follows:

Item 1.01 Entry Into Material Definitive Agreements.

     1. Executive Officer Bonuses.

          (a) Payment of Bonuses to Executive Officers for Fiscal 2004. On February 8, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of CancerVax Corporation (the “Company”) approved cash bonus payments for the 2004 fiscal year to be paid to the Company’s executive officers pursuant to the CancerVax 2004 Management Incentive Compensation Plan (the “2004 Bonus Plan”). The Company’s executive officers were eligible to receive bonuses if certain individual and corporate performance criteria were achieved during fiscal 2004. Bonus payments were based on the Committee’s evaluation of the Company’s achievement of the corporate performance goals for 2004, which goals were previously established by the Committee and the Board of Directors in February 2004, subject to the approval of the Company’s Board of Directors, which was given on February 9, 2005. These performance goals included the achievement of performance targets with respect to the Company’s clinical trials, business development objectives, operations, quality and analytical sciences development objectives, and the achievement of certain development milestones with respect to new product candidates. As described in the 2004 Bonus Plan, the individual performance of each of the executive officers during 2004 was also evaluated by the Committee based on the achievement of individual performance goals set in early 2004 (other than the Chief Executive Officer and President, whose bonus was determined solely by reference to the achievement of corporate goals).

     The total bonuses earned by each executive officer for 2004 were as follows:

Name	Title	Amount of Bonus
Hazel M. Aker	Senior Vice President, General Counsel & Secretary	$68,727
Debra J. Arnold	Vice President, Quality	$57,234
Guy Gammon	Vice President, Clinical	$62,126
David F. Hale	President and CEO	$221,450
Robert L. Jones	Vice President, Human Resources	$50,098
William R. La Rue	Senior Vice President and CFO	$73,806
Martin A. Mattingly	Executive Vice President, Marketing & Business Development	$83,633
John Petricciani	Senior Vice President, Medical & Regulatory Affairs	$65,464
Steven J. Ruhl	Vice President, Manufacturing	$51,795
Dennis E. Van Epps	Vice President, Research	$61,425

          (b) Adoption of Criteria for Bonuses Payable to Executive Officers for Fiscal 2005. On February 8, 2005, the Committee approved the CancerVax 2005 Management Incentive Compensation Plan (the “2005 Bonus Plan”). Pursuant to the 2005 Bonus Plan, the Committee designated for each executive officer a target cash bonus amount, expressed as a percentage of his or her base salary. The Company’s executive officers are eligible to receive bonuses if certain individual and corporate performance criteria are achieved during fiscal 2005. Bonus payments will be based on the Committee’s evaluation of the Company’s achievement of the corporate performance goals for 2005 established by the Committee, which include the achievement of performance targets with respect to the Company’s clinical trials, financial objectives, completion of the Company’s manufacturing facility expansion, operations, quality and analytical sciences development objectives, and the achievement of certain development milestones with respect to new product candidates. As described in the 2004 Bonus Plan, the individual performance of each of the executive officers during 2005 will also be evaluated by the Committee based on the achievement of individual performance goals (other than the Chief Executive Officer and President, whose bonus will be determined solely by reference to the achievement of corporate goals).

     The foregoing descriptions are summaries only, are not necessarily complete, and are qualified by the full text of the underlying plans, each of which is filed as an exhibit to this Current Report on Form 8-K.

     2. Restricted Stock and Option Awards to Executive Officers. On February 9, 2005, the Board of Directors approved the Committee’s recommendations with respect to the grant of stock options and restricted stock awards under the CancerVax Corporation Amended and Restated 2003 Equity Incentive Award Plan (the “2003 Plan”) to the executive officers of the Company. The terms of these awards are further described below.

     Set forth below is a list of the executive officers who were granted stock options and restricted stock awards under the 2003 Plan by the Committee and the number of shares of the Company’s common stock issuable pursuant to such awards. All material terms of such awards are identical for each recipient and are described more fully below.

		Time-Based	Performance-
		Vesting Stock	Based Vesting	Restricted Stock
Name	Title	Options	Stock Options	Awards
Hazel M. Aker	Senior Vice President, General Counsel & Secretary	58,800	33,750	11,250
Debra J. Arnold	Vice President, Quality	33,300	33,750	11,250
Guy Gammon	Vice President, Clinical	33,300	33.750	11,250
David F. Hale	President and CEO	74,700	67,500	22,500
Robert L. Jones	Vice President, Human Resources	33,300	33,750	11,250
William R. La Rue	Senior Vice President and CFO	58,800	33,750	11,250
Martin A. Mattingly	Executive Vice President, Marketing & Business Development	65,000	33,750	11,250
John Petricciani	Senior Vice President, Medical & Regulatory Affairs	58,800	33,750	11,250
Steven J. Ruhl	Vice President, Manufacturing	33,300	33,750	11,250
Dennis E. Van Epps	Vice President, Research	33,300	33,750	11,250

     Terms of Awards.

     Stock Options. The stock options granted under the 2003 Plan to the executive officers listed above each have a ten-year term. The exercise price per share for these stock options is $7.93, which was the fair market value per share of the Company’s common stock on the date of grant, as determined under the 2003 Plan. The stock options will be subject to vesting as described below under “Vesting Provisions Applicable to Stock Options and Restricted Stock Awards.” The time-based vesting stock options described above will be evidenced by, and subject to the terms and provisions of, a stock option agreement in the form of previously filed as Exhibit 4.1 to the Registration Statement of Form S-8 (Registration No. 333-120579) filed by the Company with the Securities and Exchange Commission on November 17, 2004 (the “Option Agreement”). The performance-based vesting stock options will be evidenced by the same form of Option Agreement, however the vesting provisions set forth in such Option Agreements will provide for the performance-based vesting criteria described below.

     Restricted Stock. The restricted stock awards granted to the executive officers listed above give each executive the right to purchase the number of shares of the Company’s common stock specified opposite such executive officer’s name in the table set forth above at a purchase price per share of $0.00004, which is the par value of the Company’s common stock. Following an executive officer’s purchase of restricted stock pursuant to his or her restricted stock award agreement, such executive officer generally will have all of the rights of a stockholder with respect to such stock, subject to the terms of the award agreement. The restricted stock will be subject to vesting as described below under “Vesting Provisions Applicable to Stock Options and Restricted Stock Awards.” The restricted stock will be subject to repurchase by the Company at the original purchase price per share in the event that the executive officer ceases to be an employee, director or consultant prior to vesting. Any dividends or other distributions paid on restricted stock will also be subject to restrictions to the same extent as the underlying stock. Shares of restricted stock will be non-transferable and held in escrow by the Company until such shares vest. The restricted stock awards will be evidenced by a form of award agreement reflecting the material terms described in this Current Report on Form 8-K.

     Vesting Provisions Applicable to Stock Options and Restricted Stock Awards.

          Time-Based Vesting Stock Options. The stock options listed above as “time-based vesting stock options” will vest in monthly increments over a four year period commencing on the first monthly anniversary of the date of grant, subject to the executive officer’s continued employment or service with the Company on such dates.

          Performance-Based Vesting Stock Options. The stock options listed above as “performance-based vesting stock options” will vest based on the Company’s satisfaction of certain performance targets, as follows: one third of the shares subject to each performance-based vesting stock option will vest upon the successful completion of all conformance lots required for submission of a Biologics License Application (“BLA”) for Canvaxin™, and the remaining two thirds of the shares subject to such stock option will vest upon the approval of a BLA or equivalent marketing authorization for Canvaxin™ in the U.S. or E.U., in each case subject to the executive officer’s continued employment or service with the Company on each such date.

          Restricted Stock Awards. The restricted stock awards will vest in full upon the Company’s submission of a BLA for Canvaxin™, subject to the executive officer’s continued employment or service with the Company on such date.

          Vesting of the stock options and the restricted stock awards will be accelerated in the event of death or disability and certain change in control events (each as defined and subject to the terms of the agreement).

Item 1.02 Termination of Material Definitive Agreement.

     By letter received February 8, 2005, Eyetech Pharmaceuticals, Inc. (“Eyetech”), gave notice to Cell-Matrix, Inc., the Company’s wholly owned subsidiary (“Cell-Matrix”), that the Development and Sublicense Agreement, effective as of March 5, 2001 (the “Agreement”), entered into between Eyetech and Cell-Matrix is terminated, effective May 9, 2005. The notice did not state a reason for the termination. Pursuant to the terms of the Agreement, Cell-Matrix had licensed several antibodies and related technology for ophthalmic indications to Eyetech. In the event that the Agreement had not been terminated, Eyetech would have been obligated to pay Cell-Matrix milestone payments, up to a maximum of $20.0 million per therapeutic product and $2.4 million per diagnostic product developed under the Agreement, based on meeting specified regulatory and clinical milestones and royalties on future net sales of products, if any. Upon termination of the Agreement, the license to Eyetech will terminate, and all rights to the licensed technology will revert to Cell-Matrix. Cell-Matrix will not incur any early termination penalties as a result of the termination of the Agreement.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

10.1*	CancerVax 2004 Management Incentive Compensation Plan.

10.2*	CancerVax 2005 Management Incentive Compensation Plan.

*  Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005	CANCERVAX CORPORATION
	By:	/s/ David F. Hale
David F. Hale
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	CancerVax 2004 Management Incentive Compensation Plan.

10.2*	CancerVax 2005 Management Incentive Compensation Plan.

*  Previously filed.